News Release

FOR IMMEDIATE RELEASE

For more information, contact:

Company:	Investors:
Deb Thornton	Todd Kehrli or Charles Messman
Unify Corp.	MKR Group, Inc.
(916) 218-4779	(323) 468-2300
deb@unify.com	unfy@mkr-group.com

UNIFY TO RESTATE PREVIOUSLY ISSUED FINANCIAL STATEMENTS

ROSEVILLE, Calif., – Feb. 18, 2011 – Unify Corp. (NASDAQ: UNFY), an information management and eDiscovery company, today announced it will restate previously filed financial statements to revise the accounting treatment regarding certain warrant issuances and contingent consideration related to a 2009 acquisition. The Company detailed the basis for the restatement in Form 8-K filed today with the U.S. Securities and Exchange Commission, and accordingly, certain previously issued financial statements should not be relied upon.

The purpose of the restated reports is to correct errors to non-cash items related to certain of the Company’s financing and acquisition activities. The preliminary estimates of the combined impact of the proper accounting treatment on Unify’s Statement of Operations on a pre-tax basis are as follows:

		Warrant	Contingent
	Previously	Issuance	Consideration
	Reported	Adjustment	Adjustment	As Restated
		(unaudited)	(unaudited)	(unaudited)
For the Fiscal Year Ended April 30, 2010
Loss before income taxes	$(1,908,000)	$(192,000)	$2,093,000	$(7,000)

For the Six Months Ended October 31, 2010
Loss before income taxes (unaudited)	$(1,217,000)	$753,000	$-	$(464,000)

The preliminary estimates of the combined impact on the Company’s balance sheet as of April 30, 2010 is to increase goodwill by approximately $2.1 million, to increase current liabilities by approximately $1.0 million and to increase stockholders’ equity by approximately $1.1 million. The restatements do not impact the Company's previously reported total revenues, cash, cash equivalents or cash flows.

The Company expects to file its amended annual report on Form 10-K/A for the period ending April 30, 2010 and amended quarterly reports on Form 10-Q/A for the periods ending, July 31, 2009, October 31, 2009, January 31, 2010, July 31, 2010 and October 31, 2010 by mid-March 2011.

About Unify

Unify is a software and services company with industry-leading solutions for eDiscovery, archiving, application development and migration, and data management. Unify is headquartered in Roseville, CA, with offices in San Francisco, CA, Rutherford, NJ, London, Munich, Calgary, Paris, Sao Paulo and Sydney. Visit www.unify.com or email info@unify.com. Follow Unify on Twitter at www.twitter.com/GoUnify. Follow http://www.daegis.com/dochunter Daegis at www.daegis.com or www.twitter/daegis.

Some of the information in this press release may contain projections or other forward-looking statements regarding future events or the future financial performance of the Company. We wish to caution you that these statements involve risks and uncertainties and actual events or results may differ materially. When the words “believes,” “expects,” “plans,” “projects,” “estimates” and similar expressions are used, they identify forward-looking statements.  These forward-looking statements are based on management’s current beliefs and assumptions and information currently available to management and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are general market and economic conditions, our ability to execute our business strategy and integrate acquired businesses, the effectiveness of our sales team and approach, our ability to target, analyze and forecast the revenue to be derived from a client and the costs associated with providing services to that client, the date during the course of a fiscal year that a new client is acquired, the length of the integration cycle for new clients and the timing of revenues and costs associated therewith, our client concentration given that the Company is currently dependent on a few large client relationships, potential competition in the marketplace, the ability to retain and attract employees, market acceptance of our service programs and pricing options, our ability to maintain our existing technology platform and to deploy new technology, our ability to sign new clients and control expenses, the possibility of the discontinuation of some client relationships, the financial condition of our clients' business and other factors detailed in the Company's filings with the Securities and Exchange Commission.

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